Exhibit 99.1

[GRAPHIC OMITTED][GRAPHIC OMITTED]

                                                          Financial News Release


                                       Contact:  Mobius Management Systems, Inc.
                                                 Ray Kunzmann
                                                 914-921-7446
                                                 rkunzman@mobius.com

                                                 Investor Relations
                                                 Makovsky & Company Inc.
                                                 Gene Marbach
                                                 212-508-9645
                                                 emarbach@makovsky.com

                                                 Media Relations
                                                 Dukas Public Relations Inc.
                                                 Richard Dukas
                                                 212-704-7385
                                                 richard@dukaspr.com


For Immediate Release

                     MOBIUS MANAGEMENT SYSTEMS, INC. REPORTS
                      RESULTS FOR FISCAL THIRD QUARTER 2005

Rye, NY, April 27, 2005 - Mobius Management Systems, Inc. (Nasdaq: MOBI), a leading provider of software for total content management (TCM), today announced results for its fiscal third quarter 2005.

Total consolidated revenues for the fiscal third quarter ended March 31, 2005 were $19.3 million, compared with $17.8 million for the same period last year. Software license revenues for the fiscal third quarter of 2005 were $6.8 million, compared with $6.4 million in the fiscal third quarter of the prior year. Maintenance revenues were $10.6 million in the fiscal third quarter of this year, compared with $10.0 million in the fiscal third quarter of the prior year. Net loss for the fiscal third quarter of 2005 was $936,000, or $0.05 per share, as compared with last year's fiscal third quarter loss of $1.1 million, or $0.06 per share. These results are in line with the Company's previously issued guidance which accompanied the issuance of its financial results for the fiscal second quarter ended December 31, 2004.


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For the nine months ended March 31, 2005, total consolidated revenues were $54.6 million, compared with $64.5 million for the same period last year. Net loss for the first nine months of fiscal 2005 was $3.3 million, or $0.18 per share, as compared with net income of $3.0 million, or $0.15 per diluted share, for the same period last year.

As of March 31, 2005, cash totaled $27.6 million, compared with $33.6 million at June 30, 2004. As of March 31, 2005, total software license installments receivable amounted to $35.1 million, as compared with the June 30, 2004 balance of $36.5 million. The Company had no bank debt outstanding at March 31, 2005.

Commenting on the results, Mitch Gross, President and CEO of Mobius, said, "We are beginning to see some positive signs. Our revenue for the fiscal third quarter was 8% higher than the prior year, and was sequentially 6% higher than the fiscal second quarter. In addition, we have made some progress in reducing spending from our fiscal second quarter."

Mr. Gross continued, "Operationally, we announced during the quarter the appointment of Mauricio Barberi as Senior Vice President of Marketing, filling one of our two open key senior management positions. Mauricio is already making a significant contribution towards honing our market strategy. We are continuing our search for a Senior Vice President of Worldwide Sales. While companies remain somewhat cautious about IT spending, we are seeing some good sales opportunities, especially in compliance and solutions to access deep archives at internet speeds. We remain focused on improving on our ability to execute, which we believe will be further strengthened with the recruitment of a new senior sales executive."

Guidance
--------
Mr. Gross noted, "I am pleased to announce that after several quarters of effort we have been awarded a contract from a major international financial institution that calls for $5.7 million in software license fees. After an extensive review of the available solutions in the marketplace, this financial institution turned to us because of our ability to deliver a complete, scalable

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and robust records management solution to regulatory compliance requirements while generating operational efficiencies. This license fee will be recognized as revenue in our fiscal fourth quarter ending June 30, 2005."

Mr. Gross concluded, "I believe we can continue our trend of three sequential quarters of revenue growth. We are currently forecasting our fiscal fourth quarter revenue to be between $21.0 million and $23.0 million, which would result in earnings per share for the fiscal fourth quarter of between breakeven and $0.04 per diluted share."

Recent Highlights
-----------------
Mobius Positioned in Leaders' Quadrant for Integrated Document Systems: Mobius announced that it has been positioned by industry analyst Gartner, Inc. in the leader quadrant in the Magic Quadrant for the integrated document archive and retrieval systems (IDARS) market. According to Gartner, leaders are performing well today, have a clear vision of market direction and are actively building competencies to sustain their leadership position in the market.

Mobius Named to KMWorld's 2005 "100 Companies That Matter in Knowledge Management": Mobius has been selected for the third straight year by KMWorld as one of the "100 Companies That Matter in Knowledge Management."

Mobius Presents at the B. Riley Annual Investor Conference: On March 16, 2005, the management of Mobius presented to investors at the B. Riley Annual Investor Conference at the Venetian Resort in Las Vegas, NV. The presentation was also available via Web cast.

Mobius Recognizes Customer Achievement at Annual Users Conference: Mobius announced the winners of the annual Mobius Customer Achievement Awards, presented this year to seven companies whose use of Mobius software meets the highest standards for innovation and business value. The awards were presented at the fifteenth annual Mobius Users Group Conference held this year in Dallas, TX.

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Mobius Content Management Solution Enables Postbank to Expand Transaction
Banking: Mobius announced that Postbank, one of the largest private-customer banks in Germany, will implement the Mobius ViewDirect (R) TCM suite to archive critical business and customer data including those from SAP's Core Banking System, which will allow Postbank to archive data independent of the application it originated from and will provide access to data within seconds via secure Web clients.

Mobius Names Mauricio Barberi New Senior Vice President of Marketing: Mobius announced the appointment of Mauricio Barberi, 37, as senior vice president of marketing, effective as of February 28, 2005. Mr. Barberi previously served as vice president, marketing and product management at C3i, a leading provider of information technology and outsourcing services to the life sciences industry, where he played a leadership role in establishing the marketing and product management functions and contributed to a 100% growth in revenue over a 2 1/2 year period.

Mobius and Network Appliance Speed Data Access and Content Management: Mobius and Network Appliance, Inc., the leader in advanced networked storage solutions, announced integration of Mobius ViewDirect(R) TCM software with NetApp(R) NearStore(R) disk-based nearline storage systems, which will deliver a high-performance solution that simplifies the archiving, recall and management of content from any source, on platforms including UNIX, Windows, Linux(R) and mainframe z/OS.

Conference Call Information
---------------------------
Mobius will hold its quarterly conference call today at 10:00 AM EST to discuss its fiscal third quarter 2005 results. Interested persons wishing to listen to the conference call via Web cast may access it at:
http://phx.corporate-ir.net/phoenix.zhtml?p=irol-eventDetails&c=113759&eventID
=1038968



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The conference call will be available for playback following the live call from approximately 12:00 p.m. (Eastern) on Wednesday, April 27, until 11:59 p.m. (Eastern) on Tuesday, May 3. The number for the replay is 877-519-4471. Callers should enter pin number 5952780.


About Mobius
------------
Mobius Management Systems, Inc. (www.mobius.com) is a leading provider of integrated solutions for total content management (TCM). The company's ViewDirect(R) TCM suite integrates content from multiple, disparate repositories and delivers it via content-intensive applications including Web site, digital asset and document management; workflow and imaging; Internet presentment and payment; e-mail and records management; and enterprise report distribution. The Mobius customer base is made up of leading companies across all industries, including more than sixty percent of the Fortune 100. The company, founded in 1981, is headquartered in Rye, New York, with sales offices in the U.S., Canada, the United Kingdom, France, Germany, Italy, Sweden, the Netherlands, Switzerland, Australia, Japan and Singapore, as well as a network of agents in Central and South America, Europe, Middle East, Africa and Asia.

Statements contained in this release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve risks and uncertainties. In particular, any statements contained herein regarding expectations with respect to future sales and profitability, as well as product development and/or introductions, are subject to known and unknown risks, uncertainties and contingencies, many of which are beyond the company's control, which may cause actual results, performance or achievements to differ materially from those projected or implied in such forward-looking statements. Important factors that might affect actual results, performance or achievements include, among other things, market acceptance of Mobius's products, ability to manage expenses, fluctuations in period to period results, seasonality, uncertainty of future operating results, compliance with the Sarbanes-Oxley Act, long and unpredictable sales cycles, technological change, extended payment risk, product concentration, competition, international sales and operations, expansion of indirect channels, increased investment in professional services, protection of intellectual property, dependence on licensed technology, risk of product defects, product liability, management of growth, dependence on executive management, other key employees and subcontractors, concerns about transaction security on the Internet, general conditions in the economy and the impact of recently enacted or proposed regulations. These risks and uncertainties are described in detail from time to time in Mobius's filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K, filed on September 10, 2004, and its Quarterly Reports on Form 10-Q. Mobius accepts no obligation to update these forward-looking statements and does not intend to do so.

                                       ###

ViewDirect and DocumentDirect are registered trademarks of Mobius Management Systems, Inc. All other trademarks are property of their respective owners.

                               (Tables to follow)

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

                         MOBIUS MANAGEMENT SYSTEMS, INC.
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                (unaudited, in thousands, except per share data)

                                                          Three Months Ended               Nine Months Ended
                                                         3/31/05      3/31/04             3/31/05        3/31/04
                                                         -------      -------             -------        -------
Revenues:
   Software license                                     $  6,751     $  6,410            $ 19,830       $ 30,414
   Maintenance                                            10,586       10,024              30,805         30,070
   Professional service and other                          1,946        1,397               3,948          4,054
                                                        --------     --------            --------       --------
     Total revenues                                       19,283       17,831              54,583         64,538
                                                        --------     --------            --------       --------

Cost of revenues:
   Software license                                        1,050          148               1,506            872
   Maintenance                                             2,095        1,730               6,082          4,986
   Professional service and other                          1,470        1,580               3,351          4,536
                                                        --------     --------            --------       --------
     Total cost of revenues                                4,615        3,458              10,939         10,394
                                                        --------     --------            --------       --------

Gross profit                                              14,668       14,373              43,644         54,144
                                                        --------     --------            --------       --------

Operating expenses:
   Sales and marketing                                     8,617        8,201              25,873         26,514
   Research and development                                5,679        5,379              17,175         15,309
   General and administrative                              3,140        2,763               8,865          8,477
                                                        --------     --------            --------       --------
      Total operating expenses                            17,436       16,343              51,913         50,300
                                                        --------     --------            --------       --------

Income (loss) from operations                             (2,768)      (1,970)             (8,269)         3,844

Miscellaneous income, net                                    528          403               1,633          1,282
                                                        --------     --------            --------       --------

Income (loss) before income taxes                         (2,240)      (1,567)             (6,636)         5,126
Provision for (benefit from)
income taxes                                              (1,304)        (471)             (3,326)         2,138
                                                        --------     --------            --------       --------
Net income (loss)                                       $   (936)    $ (1,096)           $ (3,310)      $  2,988
                                                        ========     ========            ========       ========

Basic weighted average shares                             18,444       18,178              18,375         17,862
Basic earnings (loss) per share                         $  (0.05)    $  (0.06)           $  (0.18)      $   0.17
Diluted weighted average shares                           18,444       18,178              18,375         19,996
Diluted earnings (loss) per share                       $  (0.05)    $  (0.06)           $  (0.18)      $   0.15

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                         MOBIUS MANAGEMENT SYSTEMS, INC.
                           CONSOLIDATED BALANCE SHEETS
                            (unaudited, in thousands)

                                                           3/31/05       6/30/04
                                                           -------       -------
Assets:
Current Assets:
  Cash and cash equivalents                                $27,618       $33,592
  Accounts receivable, net                                  12,862        11,874
  Software license installments, current                    14,680        14,172
  Other current assets                                       2,498         2,348
                                                           -------       -------
Total Current Assets                                        57,658        61,986

Property and equipment, net                                  3,881         4,257
Software license installments, non-current                  20,463        22,358
Deferred income taxes, non-current                           6,123         2,514
Other non-current assets                                     4,105         4,461
                                                           -------       -------

Total Assets                                               $92,230       $95,576
                                                           =======       =======
Liabilities & Stockholders' Equity
Current Liabilities:
  Accounts payable and accrued expenses                    $17,319       $18,039
  Deferred revenues, current                                21,758        21,973
  Deferred income taxes, current                             5,734         5,482
                                                           -------       -------
Total Current Liabilities                                   44,811        45,494

Deferred revenues, non-current                               3,828         4,704
Deferred income taxes, non-current                             239           239

Total Stockholders' Equity                                  43,352        45,139
                                                           -------       -------

Total Liabilities and Stockholders' Equity                 $92,230       $95,576
                                                           =======       =======


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